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[ING LOGO]


                                                                  EXHIBIT (d)(7)



Michael J. Roland
Executive Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

                                        June 26, 2002

      Pursuant to Section 1 of the Investment Management Agreement dated March 1, 2002 between ING GET Fund and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING GET Fund - Series U and Series V, two newly established series of ING GET Fund, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "ING GET Fund - Series U and Series V" to Schedule A of the Agreement. The Amended Schedule A, with the annual investment management fee indicated for the series, is attached hereto.

      Please signify your acceptance to act as Manager under the Agreement with respect to ING GET Fund - Series U and Series V by signing below.

                                        Very sincerely,



                                        Robert S. Naka
                                        Senior Vice President
                                        ING GET Fund


ACCEPTED AND AGREED TO:
ING Investments, LLC

By: __________________________
    Michael J. Roland
    Executive Vice President

    484826.1.02
    7337 East Doubletree Ranch Road   Tel: 480.477.3000     ING Investments, LLC
    Scottsdale, AZ  85258-2034        Fax: 480.477.2700
    www.ingfunds.com
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                           FORM OF AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT
                               DATED MARCH 1, 2002

                                     BETWEEN

                                  ING GET FUND
                                       AND
                              ING INVESTMENTS, LLC
                          EFFECTIVE AS OF JUNE 26, 2002

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
                                      ANNUAL INVESTMENT
SERIES                                 MANAGEMENT FEE               APPROVED BY BOARD            REAPPROVAL DATE
------                                 --------------               -----------------            ---------------
Series D-N                   0.60% of average daily net assets      December 12, 2001            December 31, 2002
Series P-R                   of each Series
                             0.25% of average daily net assets
                             of each Series during the offering
                             period
                             0.60% of average daily net
                             assets of each Series during the
                             guarantee period

Series S-T                   0.60% of average daily net assets       April 3, 2002               December 31, 2002
                             of each Series
                             0.25% of average daily net assets
                             of each Series during the offering
                             period
                             0.60% of average daily net assets
                             of each Series during the
                             guarantee period

Series U-V*                  0.60% of average daily net assets      June 26, 2002                December 31, 2002
                             of each Series
                             0.25% of average daily net assets
                             of each Series during the offering
                             period
                             0.60% of average daily net assets
                             of each Series during the
                             guarantee period
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*This Amended Schedule A will be effective with respect to these Funds upon the effective date of the initial Registration Statement with respect to the Funds.